Exhibit 99

Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

Taubman Nominates Michelle J. Goldberg to Board of Directors
Announces Director Slate for 2019 Annual Meeting

BLOOMFIELD HILLS, Mich., April 22, 2019 - Taubman Centers, Inc. (NYSE: TCO) (the "Company") today announced that its Board of Directors has nominated Michelle J. Goldberg, a Partner at Ignition Partners and a Venture Partner at SoGal Ventures with significant technology, investment, retail disruption, finance and digital media expertise, as well as board experience, to stand for election to the Company’s Board at the 2019 Annual Meeting of Shareholders.

New director nominee Ms. Goldberg is a seasoned technology investor with strategic, financial and governance experience and a focus on consumer-facing, digital media and retail opportunities leveraging data analytics and investing in emerging consumer technologies. She also has a deep understanding of enterprise technology, including cloud computing, big data, scalability and SaaS. She is a partner of Ignition Partners (since 2007), a venture capital fund dedicated to funding and cultivating entrepreneurs in technology, and a Venture Partner at SoGal Ventures (since 2017), a female-led fund investing in how the next generation lives, works and stays healthy.

Ms. Goldberg has substantial public company board and corporate governance experience and has served as a board member, observer and advisor to a number of technology companies. She currently serves on the board of Legg Mason, Inc. (NYSE: LM) as a member of the Audit Committee and the Risk Committee and previously served on the board of Plum Creek Timber Company, Inc. (NYSE:PCL), a REIT specializing in the timber industry, where she was a member of the Compensation Committee until Plum Creek’s merger with Weyerhaeuser (NYSE:WY). Over the past two decades, she has also served on various privately held portfolio company boards, including in the mobile, social and digital commerce and enterprise software industries.

Ms. Goldberg was named one of the Top 100 Most Influential Women in Technology by the Puget Sound Business Journal and was one of the publication’s “40 under 40” honorees in 2008 and a Hall of Fame inductee in 2018. Ms. Goldberg is a Crown Fellow of the Aspen Institute and is an advocate and fundraiser for women in technology and investing. Ms. Goldberg, who is conversant in Mandarin, has a B.A. in Asian Studies from Columbia College where she is now a member of the Board of Visitors and an M.A. in East Asian Studies from Harvard University.

Before joining Ignition Partners, Michelle consulted to Microsoft’s Developer Division (1999 to 2000), worked as an investment banker in middle market mergers and acquisitions at Olympic Capital Partners (1997 to 2000), and served as a management consultant with A.T. Kearney (1994 to 1997) and the China External Trade Development Council (CETRA) in Taiwan (1991 to 1992).

“As technology continues to transform the retail landscape and consumer preferences, we are delighted to nominate Michelle to serve as a new independent director of Taubman as part of our robust, multi-year board refreshment process that has been supported by Heidrick & Struggles,” said Myron E. (“Mike”) Ullman III, Lead Director and Chair of the Board’s Nominating and Corporate Governance Committee. “Michelle is a powerful leader and investor in the fields of consumer-facing technology, digital media and data analytics, and she will also bring to the Taubman Board her significant public and private board experience, investment expertise and history of fiduciary responsibility. Michelle is also familiar with REIT-related matters, including through her prior service on the board of a publicly-traded REIT. Michelle will be a strong addition to our transformed and refreshed Board of Directors and an asset to the Company in navigating the evolving retail landscape, including with respect to maximizing relevance to millennials and targeting digitally native brands.”

Ms. Goldberg commented, “With retail facing accelerated change from eCommerce and other trends, I am thrilled to join Taubman’s Board. I believe my background in technology and digital commerce will enable me to bring a unique perspective to the Board. I am excited to leverage my learnings around emerging consumer technologies and evolving millennial mindsets for the benefit of Taubman investors. I look forward to working with my fellow Board members and the management team to provide strategic guidance and business input to create additional value for shareholders.”

In addition to Ms. Goldberg, the incumbent directors whose terms expire this year and are being nominated to stand for re-election to one-year terms are Mayree C. Clark, Michael J. Embler, Janice L. Fields, Nancy Killefer and Ronald W. Tysoe. With the election of Ms. Goldberg to the Taubman Board along with the other members of Taubman’s slate, Ms. Goldberg will be the third new independent director to join the Taubman Board in 2019, and the Board will have a majority of female directors. In addition, seven of the Board’s nine directors will have been newly elected since 2016, reflecting the Board’s focus on expanding the skillsets, experience, perspectives and diversity of its directors. Current director Jonathan Litt, the Founder and Chief Investment Officer of Land & Buildings Investment Management, will conclude his director service at the 2019 Annual Meeting and not stand for re-election. Taubman expresses its recognition of Mr. Litt’s time and service on the Board and of Land & Buildings’ involvement as an engaged shareholder.

Over the last three years, the Taubman Board of Directors has taken significant steps to enhance the overall quality and depth of the Board, reinforce the strength of the Company’s governance practices and drive significant portfolio actions. Notably, as part of this effort, Taubman has:

•	Appointed seven new independent directors, including Ms. Goldberg (more than two-thirds of the Board) since 2016;

•	Reduced average independent director tenure to 2.5 years, down from over 14 years as of the beginning of 2016;

•	Increased the gender diversity of the Board with five female directors including Ms. Goldberg, resulting in a majority female board;

•	Created a new lead director position with robust responsibilities;

•	Transitioned to annual elections for the Company’s directors;

•	Benefited from extensive shareholder input and expanded investor engagement initiatives involving the Board, the Nominating and Corporate Governance Committee and the Company’s management team;

•	Expanded and enhanced its disclosures to investors;

•	Taken decisive strategic portfolio actions, including partnering with funds managed by The Blackstone Group, a best-in-class real estate partner, in the Asia transaction announced earlier this year.

Further details regarding the Company’s director candidates and related matters will be included in the Company’s proxy statement, which is expected to be filed on or about April 30, 2019. The 2019 Annual Meeting has been scheduled to be held on May 30, 2019.

About Taubman
Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of regional, super-regional and outlet shopping centers in the U.S. and Asia and one under development. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Founded in 1950, Taubman is headquartered in Bloomfield Hills, Mich. Taubman Asia, founded in 2005, is headquartered in Hong Kong. www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Forward-looking statements can be identified by words such as “will”, “may”, “could”, “expect”, “anticipate”, “believes”, “intends”, “should”, “plans”, “estimates”, “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, the company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks and uncertainties, including that the conditions to one or more transaction closings may not be satisfied, the potential impact on the company due to the announcement of the disposition of ownership interests, the occurrence of any event, change or other circumstances that could give rise to the termination of the transactions, general economic conditions, and other factors. Such factors include, but are not limited to: changes in market rental rates; unscheduled closings or bankruptcies of tenants; relationships with anchor tenants; trends in the retail industry; challenges with department stores; changes in consumer shopping behavior; the liquidity of real estate investments; the company’s ability to comply with debt covenants; the availability and terms of financings; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in value of investments in foreign entities; the ability to hedge interest rate and currency risk; risks related to acquiring, developing, expanding, leasing and managing properties; competitors gaining economies of scale through M&A and consolidation activity; changes in value of investments in foreign entities; risks related to joint venture properties; insurance costs and coverage; security breaches that could impact the company’s information technology, infrastructure or personal data; costs associated with response to technology breaches; the loss of key management personnel; shareholder activism costs and related diversion of management time; terrorist activities; maintaining the company’s status as a real estate investment trust; changes in the laws of states, localities, and foreign jurisdictions that may increase taxes on the company’s operations; and changes in global, national, regional and/or local economic and geopolitical climates. You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties.

Additional Information
Taubman intends to file a proxy statement and proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for the 2019 Annual Meeting. Shareholders are encouraged to read the definitive proxy statement (and any amendments and supplements thereto) and accompanying proxy card when they become available as they will contain important information. Shareholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Taubman with the SEC without charge from the SEC’s website at www.sec.gov.

Taubman, its directors and director nominees and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Taubman’s shareholders in connection with the matters to be considered at the 2019 Annual Meeting. Information regarding the ownership of Taubman’s directors and executive officers in Taubman stock is included in their SEC filings on Forms 3, 4 and 5, which can be found through the SEC’s website at www.sec.gov. Information can also be found in Taubman’s other SEC filings. More detailed and updated information regarding the identity of these individuals, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 28, 2019 and other materials that have been or will be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

CONTACTS:

Erik Wright, Taubman, Manager, Investor Relations, 248-258-7390
ewright@taubman.com

Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7469
mmainville@taubman.com

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